Ex.) 28 (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 149 to Registration Statement No. 33-19229 on Form N-1A of our reports dated October 30, 2014, relating to the financial statements and financial highlights of the SSGA Dynamic Small Cap Fund, SSGA Clarion Real Estate Fund, SSGA Enhanced Small Cap Fund, SSGA S&P 500 Index Fund, SSGA Money Market Fund, SSGA U.S. Government Money Market Fund, SSGA U.S. Treasury Money Market Fund, SSGA Prime Money Market Fund, SSGA High Yield Bond Fund, State Street Disciplined Emerging Markets Equity Fund (formerly, SSGA Emerging Markets Fund), and SSGA International Stock Selection Fund (the “Funds”) for the year ended August 31, 2014, which reference appears in the audited financial statements of the Funds for the year ended August 31, 2015 that are incorporated by reference in the Statement of Additional Information dated December 17, 2015, which is part of such Registration Statement.

We also consent to the references to us under the captions “Financial Highlights” in the Prospectuses, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 17, 2015